KROY BUILDING PRODUCTS, INC.

SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Separation Agreement and General Release of all Claims (the “Agreement”), dated as of October 16, 2005, is entered into by and between Kroy Building Products, Inc., a Delaware corporation (the “Company”), David S. McCready (the “Executive”) and, with respect to Section 2C only, Ply Gem Investment Holdings, Inc., a Delaware corporation (“PIHI”).

WHEREAS, the Executive is currently employed by the Company as its President; and

WHEREAS, the Company and the Executive have agreed that the Executive’s employment with the Company and its subsidiaries and affiliates shall terminate effective October 16, 2005 (the “Termination Date”), and the Executive shall relinquish his title of President of the Company and any other positions that he presently holds with the Company or any of its subsidiaries or affiliates, including, without limitation, PIHI and Ply Gem Industries, Inc. (“Ply Gem”) (collectively, the “Company Group”); and

WHEREAS, the Company desires to provide the Executive with certain benefits upon the Executive’s termination of employment with the Company, in exchange for the Executive’s agreement to comply with certain restrictive covenants in favor of the Company and to release certain claims against the Company and its subsidiaries, parents, shareholders and their respective executives, officers, directors, partners, members and agents, on the terms and subject to the conditions more fully set forth in this Agreement.

NOW THEREFORE, in consideration of the promises, mutual covenants and other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company (the “Parties”) agree as follows:

1.  Termination of Employment.

The Executive and the Company hereby agree that the Executive’s employment and any and all titles, positions and appointments he holds with the Company or any member of the Company Group, whether as an officer, director, employee, consultant, agent or otherwise (including, without limitation as President of the Company) shall cease as of the Termination Date. Effective as of the Termination Date, the Executive shall have no authority to act on behalf of any member of the Company Group and shall not hold himself out as having such authority, enter into any agreement or incur any obligations on behalf of any member of the Company Group, commit any member of the Company Group in any manner or otherwise act in an executive or other decision-making capacity with respect to any member of the Company Group.

2.  Payments and Benefits.

In consideration for the Executive’s entering into this Agreement, specifically including the general release in Section 6 of this Agreement and the restrictive covenants contained in Section 5 of this Agreement, the Executive shall be entitled to the following payments and benefits, subject to the general release becoming effective (i.e., the Executive not exercising his right to revoke the release as described in Section 6E of this Agreement) and the Executive’s continued compliance with the restrictive covenants contained in Section 5 of this Agreement:

A.  Payment by the Company of severance pay in an amount equal to $223,600, which represents the Executive’s annual base salary as in effect immediately prior to the Termination Date (for the avoidance of doubt this amount shall not, and no portion of any severance paid to the Executive pursuant to this Agreement shall include any amounts in respect of any car allowance or payments for any other perquisites or benefits for the Executive) and which is subject to reduction by the Company to satisfy any applicable federal, state and local income and employment tax withholding obligations of the Company. This payment shall be made in 12 equal monthly installments during the period from the Termination Date until the first anniversary of the Termination Date the (“Severance Period”). The Company shall mail the first payment on the day following the date the general release described in Section 6 of this Agreement becomes effective (i.e., the Executive’s not exercising his right to revoke the release as described in Section 6E of this Agreement) and shall make each of the following 11 payments on the 15th day of each of the months of November through September occurring during the Severance Period by direct deposit into an account of the Executive; provided, that, if the 15th day of any such month falls on a weekend or on a Company holiday, the Company shall make such direct deposit payment no later than the Monday or first business day (as applicable) following the 15th;

B.  Provided that the Executive, or any of his covered dependents, as applicable, timely elects to continue medical and dental coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), payment by the Company of the COBRA premiums for the Executive and each of his eligible covered dependents for whom continuation coverage is elected, for the period commencing on the Termination Date and ending on the earlier of (i) last day of the Severance Period, and (ii) the date on which the Executive’s COBRA coverage otherwise terminates as provided by law;

C.  Effective as of the Termination Date, an amount equal to $352,500.00 (the “Stock Repurchase Amount”), paid by PIHI, which shall constitute a repurchase by PIHI of (A) the 5,250 shares of common stock par value $0.01 per share of PIHI (“PIHI Stock”) held by the Executive as of the Termination Date that were purchased by the Executive pursuant to the Ply Gem Investment Holdings, Inc. Subscription Agreement, dated as of February 12, 2004, by and between PIHI and the Executive (the “Subscription Agreement”) and (B) the 30,000 shares of PIHI Stock held by the Executive as of the Termination Date that were purchased by the Executive pursuant to the Option Agreement, dated February 12, 2004, by and between the Executive and Caxton-Iseman (Ply Gem), L.P. (the “Option Agreement”), calculated based on a $10.00 purchase price per share of PHIC Stock. The Stock Repurchase Amount shall be mailed to the Executive on a date (the “Stock Repurchase Payment Date”) that is not later than 15 days after the date the Executive signs this Agreement, assuming that the general release has become effective as of the Stock Repurchase Payment Date, i.e., that the Executive has not exercised his right to revoke the release as described in Section 6E of this Agreement. The Executive acknowledges and agrees that, except as provided in this Section 2C, as of the date of this Agreement, there are no outstanding stock options or other equity awards held by the Executive that were granted to the Executive by the Company, PIHI or any other member of the Company Group and the Executive does not hold any other shares of PIHI Stock or any other securities of the Company or any member of the Company Group;

D.  Regardless of whether the Executive signs this Agreement, as soon as reasonably practicable following the Termination Date or such earlier date as may be required by applicable state statute or regulation, (i) any annual base salary earned but unpaid through the Termination Date, (ii) payment in respect of any vacation time that is accrued but unused through the Termination Date, and (iii) reimbursement for all un-reimbursed business expenses properly incurred by the Executive in accordance with Company policy prior to the Termination Date and not yet reimbursed by the Company; provided, that, the Executive must submit to the Company, within 21 days after the Termination Date, any outstanding expense reports within his possession, and the Executive shall not receive reimbursement in respect of any expense reports submitted after such date.

E.  All benefits accrued up to the Termination Date, to the extent vested, under all employee benefit plans of the Company and any member of the Company Group, except for any plan that provides for severance, separation pay or termination benefits, in accordance with the terms of such plans and under the Option Agreement, Subscription Agreement, Stockholders Agreement or any other agreement governing any securities of any member of the Company Group that are held by the Executive as of the Termination Date.

The Executive acknowledges and agrees that (i) the Executive’s receipt of all payments and benefits provided in Section 2 of this Agreement constitutes full and final payment, accord and satisfaction of any and all potential claims to the extent described in Section 6A of this Agreement, (ii) except for the payments and benefits described in Sections 2A through 2C of this Agreement, to which the Executive is only entitled if he does not revoke the release in Section 6 of this Agreement and continues to comply with the restrictive covenants contained in Section 5 of this Agreement, the Executive is not entitled to any other compensation or benefits from the Company or any member of the Company Group (including without limitation any severance or termination compensation or benefits), and (iii) as of and after the Termination Date, the Executive shall no longer participate in, accrue service credit or have contributions made on his behalf under any employee benefit plan sponsored by any member of the Company Group in respect of periods commencing on and following the Termination Date, including without limitation, any plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (a “Qualified Plan”); provided, that, nothing in this Agreement shall constitute a waiver by the Executive of his rights to vested benefits, if any, under any Qualified Plan or under any Company group health plan or to any other benefits to which he may be entitled under applicable law in respect of his services to the Company prior to the Termination Date.

If the Executive revokes the release in Section 6 of this Agreement during the revocation period described in such section, then this Agreement shall be void as of and following the date of this Agreement, and the Executive shall be deemed to have resigned from the Company as of such date and the applicable provisions of employee benefit plans and of the Ply Gem Investment Holdings, Inc. Stockholders Agreement, dated as of February 12, 2004, by and between PIHI, Caxton-Iseman (Ply Gem), L.P. and certain other investors in and management stockholders of PIHI (the “Stockholders Agreement”) shall apply.

3.  Additional Consideration.

The Executive acknowledges that, except with respect to the payments described in Section 2D of this Agreement, pursuant to this Agreement he is receiving consideration in addition to any amounts to which he would have otherwise been entitled but for this Agreement.

4.  Return of Company Property.

  No later than the Termination Date, the Executive shall return to the Company all originals and copies of papers, notes and documents (in any medium, including computer disks), whether property of any member of the Company Group or not, prepared, received or obtained by the Executive during the course of, and in connection with, his employment with or services for the Company or any member of the Company Group, and all equipment and property of any member of the Company Group which may be in the Executive’s possession or under his control, whether at the Company’s offices, the Executive’s home or elsewhere, including all such papers, work papers, notes, documents and equipment in the possession of the Executive. The Executive agrees that he and his family shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, the Executive may retain copies of any employment, compensation, benefits or shareholders agreements between the Executive and the Company, this Agreement and any employee benefit plan materials distributed generally to participants in any such plan by the Company. On the Termination Date, all telephone and other accounts being paid by the Company on the Executive’s behalf, shall be terminated and all company credit cards shall be returned to the Company and canceled. To the extent any charges are made by the Executive using company accounts or credit cards after the Termination Date, such charges will be solely the Executive’s responsibility.

5.  Restrictive Covenants

A.  Survival of Non-Disclosure Agreement; Employee Information Agreement; Ply Gem Code of Ethics

Notwithstanding anything to the contrary in this Agreement, the covenants and other provisions set forth in the Employee’s Non-Disclosure Agreement, signed by the Executive on January 11, 2005 (the “Non-Disclosure Agreement”), the Kroy Building Products Employee Information Agreement, dated January 15, 2004 (the “Employee Information Agreement”), the Ply Gem Industries, Inc. Code of Ethics (the “Ply Gem Code of Ethics”) and Section 6.3 of the Stockholders Agreement that expressly survive termination of the Executive’s employment shall survive the Termination Date and be effective for the periods described therein.

B.  Non-Competition/Non-Solicitation.

The Executive acknowledges and recognizes the highly competitive nature of the Company and accordingly agrees as follows:

1.  During the period commencing on the Termination Date and ending on the first anniversary of such date (the “Restricted Period”) or such longer period as described in the last sentence of Section 5G of this Agreement, the Executive will not, directly or indirectly, (w) engage in any “Competitive Business” (defined below) for the Executive’s own account, (x) enter the employ of, or render any services to, any person engaged in any Competitive Business, (y) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (z) interfere with business relationships between the Company and customers or suppliers of, or consultants to the Company.

2.  For purposes of this Section 5B, a “Competitive Business” means, as of any date, including during the Restricted Period, (A) any person or entity (including any joint venture, partnership, firm, corporation or limited liability company) that engages in or proposes to engage in the manufacturing of vinyl and composite fencing, railing and decking, or (B) any business or activity that relates to the design, marketing, distribution, resale, wholesale or retailing of vinyl and composite fencing, railing and decking, in the case of clause (A) or (B), in any geographical area in which the Company does business.

3.  For purposes of this Section 5B, the Company shall be construed to include the Company and its subsidiaries and controlled affiliates.

4.  Notwithstanding anything to the contrary in this Agreement, the Executive may, directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person.

5.  During the Restricted Period, the Executive will not, directly or indirectly, without the Company’s written consent, solicit or encourage to cease to work with the Company any employee or any consultant of the Company or any person who was an employee of or consultant then under contract with the Company within the 12-month period preceding such solicitation or encouragement activity. In addition, during the Restricted Period, the Executive will not, without the Company’s written consent, directly or indirectly hire any person who is or who was, within the 12-month period preceding such hiring activity, an employee of the Company.

6.  The Executive understands that the provisions of this Section 5B may limit the Executive’s ability to earn a livelihood in a business similar to the business of the Company, but the Executive nevertheless agrees and hereby acknowledges that (A) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, (B) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (C) such provisions are not harmful to the general public and (D) such provisions are not unduly burdensome to the Executive. In consideration of the foregoing and in light of the Executive’s education, skills and abilities, the Executive agrees that he shall not assert that, and it should not be considered that, any provisions of Section 5B otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

7.  It is expressly understood and agreed that, although the Executive and the Company consider the restrictions contained in this Section 5B to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 5B or elsewhere in this Agreement is an unenforceable restriction against the Executive, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

C.  Nondisparagement

The Executive agrees not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about any member of the Company Group or any of their respective shareholders, officers, directors or managers other than to the extent reasonably necessary in order to (i) assert a bona fide claim against a member of the Company Group arising out of the Executive’s employment with the Company, or (ii) respond in a truthful and appropriate manner to any legal process or give truthful and appropriate testimony in a legal or regulatory proceeding.

D.  References

The Company agrees that, in response to a request from any person or entity for a reference check on the Executive, the Company shall only provide such person or entity with the Executive’s dates of employment and title and position held. Nothing herein precludes employees of the Company or any employee of any member of the Company Group from providing a reference if so requested by the Executive, and the Company agrees not to prohibit such provision.

E.  Confidentiality/Company Property

The Executive shall not, without the prior written consent of the Company or any applicable member of the Company Group, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any “Confidential Information” or any “Personal Information” (as such terms are defined below); provided that the Executive may disclose such information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of any member of the Company Group, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Executive to divulge, disclose or make accessible such information; provided, further, that in the event that the Executive is ordered by a court or other government agency to disclose any Confidential Information or Personal Information, the Executive shall (i) promptly notify the applicable member of the Company Group of such order, (ii) at the written request of such member, diligently contest such order at the sole expense of such member as expenses occur, and (iii) at the written request of such member, seek to obtain, at the sole expense of the member, such confidential treatment as may be available under applicable laws for any information disclosed under such order. For purposes of this Section 5E, (i) “Confidential Information” shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information relating to the business of any member of the Company Group or customers, that, in any case, is not otherwise available to the public (other than by the Executive’s breach of the terms hereof) and (ii) “Personal Information” shall mean any information concerning the personal, social or business activities of the shareholders, officers or directors of any member of the Company Group. Upon termination of the Executive’s employment with the Company, and except as provided in Section 4 of this Agreement, the Employee shall return all Company property, including, without limitation, files, records, disks and any media containing Confidential Information or Personal Information.

F.  Cooperation and Indemnification

1.  Cooperation. At any time after the Termination Date, the Executive agrees to cooperate (i) with any member of the Company Group in the defense of any legal matter involving any matter that arose during the Executive’s employment with the Company or service to any member of the Company Group and (ii) with all government authorities on matters pertaining to any investigation, litigation or administrative proceeding pertaining to any member of the Company Group. The applicable member of the Company Group will reimburse the Executive for any reasonable travel and out of pocket expenses incurred by the Executive in providing such cooperation. In addition, with respect to any time after the Severance Period, the Company, or any applicable member of the Company Group, as applicable, shall pay the Executive a fee equal to $2,000 per day, pro-rated for any partial days, that the Executive is required to cooperate with any member of the Company Group or any government authorities in compliance with this Section 5F.

2.  Indemnification. The Company, on behalf of its affiliates, successors, employees, agents and assigns, hereby agrees to defend, indemnify and hold harmless the Executive, to the maximum extent permitted by applicable law, from and against any and all actions, causes of action, claims, obligations, liabilities, demands, losses, diminutions in value, damages (including incidental and consequential), costs and expenses, including without limitation, costs of investigation and defense, attorneys’ fees and other professional fees and expenses, of any kind or nature, whether matured or hereinafter accruing, directly or indirectly arising from any act or omission of the Executive by reason of his being an officer, director or employee of any member of the Company Group. For a period of two years after the Termination Date, the Company shall provide, at its expense, Directors and Officers insurance coverage to cover the Executive at least to the extent such coverage was maintained during his employment by the Company.

G.  Enforcement

The Executive acknowledges and agrees that the Company Group’s remedies at law for a breach or threatened breach of any of the provisions of Sections 5.A, 5B, 5C and 5E of this Agreement would be inadequate, and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company Group, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available, and the Executive shall reimburse any member of the Company Group for all reasonable attorneys’ fees, expenses and costs incurred by such member in connection with such member’s efforts to enforce such covenants. In addition, the Company shall be entitled to immediately cease paying any amounts remaining due or providing any benefits to the Executive pursuant to Section 2 of this Agreement and, subject to applicable state law, to reclaim any amounts already paid to the Executive under this Agreement upon a determination by the Company Group that the Executive has violated any provision of Section 5 of this Agreement that is listed above, subject to payment of all such amounts upon a final determination that the Executive had not violated such section. If the Executive breaches any of the covenants contained in Section 5 of this Agreement and any member of the Company Group obtains injunctive relief with respect thereto, the period during which the Executive is required to comply with that particular covenant shall be extended by the same period that the Executive was in breach of such covenant prior to the effective date of such injunctive relief.

6.  Acknowledgment and Release.

A.  In consideration of the Company’s execution of the Agreement, and except with respect to the Company’s obligations arising under or preserved in the Agreement, the Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases all common law, statutory and other complaints, claims, charges and causes of action of any nature whatsoever, both known and unknown, in law or in equity, which the Executive may now have or ever had against any member of the Company Group or any shareholder, employee, director or officer of any member of the Company Group (collectively, the “Releasees”), including, without limitation, all complaints, claims, charges and causes of action arising out of or relating to the Executive’s employment or termination of employment with, status as a shareholder of or serving in any capacity in respect of, any member of the Company Group and all complaints, claims, charges and causes of action under the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990 and Title VII of the Civil Rights Act of 1964, all as amended, and all other federal, state and local laws and in the nature of contract law or tort law. By signing the Agreement the Executive acknowledges that he intends to waive and release any rights known or unknown he may have against the Releasees under these and any other laws; provided, that the Executive does not waive or release claims with respect to the right to enforce this Agreement.

B.  The Executive acknowledges that he has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”). The Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted.

C.  The Executive (i) acknowledges that he will not initiate or cause to be initiated on his behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Further, the Executive understands that by entering into this Agreement, he will be limiting the availability of certain remedies that he may have against the Company and also limiting his ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in this Section 6 shall prevent the Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against any member of the Company Group before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under the ADEA contained in Section 6 of this Agreement (but no other portion of such waiver); or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC with respect to the ADEA.

D.  The Executive acknowledges that he has been given 21 days from the date of receipt of this Agreement to consider all the provisions of this Agreement, and he does hereby knowingly and voluntarily waive said given 21-day period. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THE AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN THIS SECTION 6 AND THE OTHER PROVISIONS HEREOF. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

E.  The Executive shall have seven days from the date of his execution of this Agreement to revoke the Agreement, including the release given under this Section 6 with respect to all claims referred to herein (including, without limitation, any and all claims arising under the ADEA). If the Executive revokes this Agreement including, without limitation, the release given under this Section 6, the Executive will be deemed not to have accepted the terms of this Agreement, including any action required of the Company, PIHI or any member of the Company Group by any Section of this Agreement.

7.  Miscellaneous.

A.  Entire Agreement. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Parties relating thereto and supersedes and extinguishes any other agreement relating thereto, whether written, oral, express or implied, between the Parties, including, without limitation, the Subscription Agreement and the Option Agreement; provided, that the Non-Disclosure Agreement, the Employee Information Agreement and the Executive’s obligations pursuant to the Ply Gem Code of Ethics shall not be superseded by this Agreement and shall remain in full force and effect, and provided, further, that no rights or obligations established under any superseded agreement and specifically preserved by this Agreement are extinguished. Other than this Agreement and as otherwise explicitly stated herein, there are no agreements of any nature whatsoever between the Executive and any member of the Company Group that survive this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Executive agrees that, as of the Termination Date, the Executive shall have no further rights pursuant to the Stockholders Agreement; provided that the provisions of Section 6.3 of the Stockholders Agreement regarding post-employment covenants of the Executive shall remain binding on the Executive and survive in accordance with their terms.

B.  Modification. This Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Parties.

C.  Notices. Any notice given pursuant to the Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

If to the Company:

Kroy Building Products, Inc.
            1857 Evans Road
Cary, North Carolina 27513
Attention:  Lee Meyer, Chief Executive Officer

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:  Carl Reisner, Esq.

If to the Executive:

1132 Weeping Glen Court
Raleigh, North Carolina 27614

or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

D.  Successors; Death Benefit. The Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns. In the event the Executive dies at any time before any amounts payable to him under this Agreement are paid in full, the amounts remaining to be paid under this Agreement at the time of his death shall be paid (at such times as such amounts would have been paid to the Executive) to his surviving spouse, if any, and otherwise to his estate.

E.  Taxes. Notwithstanding any other provision of this Agreement to the contrary, the Company or any member of the Company Group, as applicable, may withhold from all amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld pursuant to any applicable laws and regulations. The Executive shall be responsible for the payment of his portion of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to the Executive under this Agreement.

F.  Severability. In the event that any provision of the Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of the Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

G.  Non-Admission. Nothing contained in the Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of any member of the Company Group.

H.  No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, to the extent that the Executive obtains or undertakes other employment, the payment will not be reduced by the earnings of the Executive from the other employment.

I.  Venue. Any action or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of North Carolina (or, if appropriate, a federal court located within the State of North Carolina), and the Company and the Executive hereby consent to the jurisdiction of such a court.

J.  Governing Law/Waiver of Jury Trial. The Agreement shall be governed by, and construed in accordance with the internal laws of the State of North Carolina, without regard to principles of conflicts of laws of such state that may cause the laws of another state to apply. The Company and the Executive each hereby waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

K.  Counterparts. The Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party’s executed counterpart of the Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

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IN WITNESS WHEREOF, the undersigned have executed the Agreement on the date first written above.

                KROY BUILDING PRODUCTS, INC.

                By:_________________________________
                Title:

                _________________________________
                David S. McCready

                With respect to Section 2C only,

                PLY GEM INVESTMENT HOLDINGS, INC.

                By:_________________________________
                Title: